Exhibit 99.1

Cloudflare Announces Fourth Quarter and Fiscal Year 2021 Financial Results

•	Fourth quarter revenue totaled $193.6 million, representing an increase of 54% year-over-year; fiscal year 2021 revenue totaled $656.4 million, representing an increase of 52% year-over-year

•	Record dollar-based net retention of 125%, representing an increase of 600 basis points year-over-year, driven by continued strength from large enterprise customers

•

Achieved record operating cash flow and positive free cash flow for the fourth quarter; operating cash flow was $40.6 million, or 21% of total revenue, and free cash flow was $8.6 million, or 4% of total revenue

San Francisco, CA, February 10, 2022 — Cloudflare, Inc. (NYSE: NET), the security, performance, and reliability company helping to build a better Internet, today announced financial results for its fourth quarter and fiscal year ended December 31, 2021.

“We had a most excellent 2021, capping off the year with fourth quarter revenue growth up 54% year-over-year. The full year represented a 52% year-over-year increase in revenue growth and a 71% year-over-year increase in large customer growth. It was also the fifth straight year we achieved 50 percent, or greater, compounded growth,” said Matthew Prince, co-founder & CEO of Cloudflare. “Our continued success is fueled by a culture of relentless innovation on top of a highly scalable platform. That’s why we’re uniquely positioned to extend our network, introduce new Zero Trust capabilities, and grow our total addressable market. We’ve never been more motivated to take on this huge opportunity as corporate networks transition to the cloud, and developers line-up to build on our edge.”

Fourth Quarter Fiscal 2021 Financial Highlights

•	Revenue: Total revenue of $193.6 million representing an increase of 54% year-over-year.

•

Gross Profit: GAAP gross profit was $151.1 million or 78.0% gross margin, compared to $96.9 million or 76.9%, in the fourth quarter of 2020. Non-GAAP gross profit was $153.3 million or 79.2% gross margin, compared to $98.3 million, or 78.1%, in the fourth quarter of 2020.

•

Operating Income (Loss): GAAP loss from operations was $41.1 million, or 21.2% of total revenue, compared to $24.7 million, or 19.6% of total revenue, in the fourth quarter of 2020. Non-GAAP income from operations was $2.2 million, or 1.2% of total revenue, compared to a loss from operations of $5.5 million, or 4.3% of total revenue, in the fourth quarter of 2020.

•

Net Income (Loss): GAAP net loss was $77.5 million, compared to $34.0 million in the fourth quarter of 2020. GAAP net loss per basic and diluted share was $0.24 compared to $0.11 in the fourth quarter of 2020. Non-GAAP net income was $0.1 million, compared to non-GAAP net loss of $7.4 million in the fourth quarter of 2020. Non-GAAP net income per diluted share was $0.00, compared to non-GAAP net loss per share of $0.02 in the fourth quarter of 2020.

•

Cash Flow: Net cash flow from operating activities was $40.6 million, compared to negative $8.8 million for the fourth quarter of 2020. Free cash flow was $8.6 million, or 4% of total revenue, compared to negative $23.5 million, or 19% of total revenue, in the fourth quarter of 2020.

•	Cash, cash equivalents, and available-for-sale securities were $1,821.8 million as of December 31, 2021.

Full Year 2021 Financial Highlights

•	Revenue: Total revenue of $656.4 million representing an increase of 52% year-over-year.

•

Gross Profit: GAAP gross profit was $509.3 million or 77.6% gross margin, compared to $330.0 million, or 76.6%, in fiscal 2020. Non-GAAP gross profit was $515.9 million, or 78.6% gross margin, compared to $334.6 million, or 77.6%, in fiscal 2020.

•

Operating Loss: GAAP loss from operations was $127.7 million, or 19.5% of total revenue, compared to $106.8 million or 24.8% of total revenue, in fiscal 2020. Non-GAAP loss from operations was $7.0 million, or 1.1% of total revenue, compared to $33.9 million, or 7.9% of total revenue, in fiscal 2020.

•

Net Loss: GAAP net loss was $260.3 million compared to $119.4 million for fiscal 2020. GAAP net loss per share was $0.83, compared to $0.40 for fiscal 2020. Non-GAAP net loss was $15.1 million compared to $35.1 million for fiscal 2020. Non-GAAP net loss per share was $0.05, compared to $0.12 for fiscal 2020.

•

Cash Flow: Net cash flow from operating activities was $64.6 million, compared to negative $17.1 million for fiscal 2020. Free cash flow was negative $43.1 million, or 7% of total revenue, compared to negative $92.1 million, or 21% of total revenue, for fiscal 2020.

The section titled “Non-GAAP Financial Information” below describes our usage of non-GAAP financial measures. Reconciliations between historical GAAP and non-GAAP information are contained at the end of this press release following the accompanying financial data.

Financial Outlook

The following forward-looking statements regarding our financial outlook are subject to substantial uncertainty as a result of the ongoing COVID-19 pandemic, reflect our estimates as of February 10, 2022 regarding the impact of the pandemic on our operations, and are highly dependent on numerous factors that we may not be able to predict or control, including, among others: the duration, spread, and severity of the pandemic; actions taken by governments and businesses in response to the pandemic and the resulting impact on our customers, vendors, and partners; the timing of administering COVID-19 vaccines around the world and the long-term efficacy of these vaccines; the impact of the pandemic on global and regional economies and economic activity generally; our ability to continue operating in impacted areas; and customer demand and spending patterns.

For the first quarter of fiscal 2022, we expect:

•	Total revenue of $205.0 to $206.0 million

•	Non-GAAP income from operations of $0.5 to $1.5 million

•	Non-GAAP net income per share of $0.00 to $0.01, utilizing weighted average common shares outstanding of approximately 348 million

For the full year fiscal 2022, we expect:

•	Total revenue of $927.0 to $931.0 million

•	Non-GAAP income from operations of $10.0 to $14.0 million

•	Non-GAAP net income per share of $0.03 to $0.04, utilizing weighted average common shares outstanding of approximately 352 million

Conference Call Information

Cloudflare will host an investor conference call to discuss its fourth quarter and fiscal year ended December 31, 2021 earnings results today at 2:00 p.m. Pacific time (5:00 p.m. Eastern time). Interested parties can access the call by dialing (888) 330-2022 from the United States or (646) 960-0690 internationally with conference ID 9501812. A live webcast of the conference call will be accessible from the investor relations website at https://cloudflare.NET. A replay will be available approximately two hours after the conclusion of the live event and will remain available for approximately one year.

Supplemental Financial and Other Information

Supplemental financial and other information can be accessed through the Company’s investor relations website at https://cloudflare.NET.

Non-GAAP Financial Information

Cloudflare believes that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future. For further information regarding why Cloudflare believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the “Explanation of Non-GAAP Financial Measures” section at the end of this press release.

Available Information

Cloudflare intends to use its press releases, website, investor relations website, news site, blog, Twitter account, Facebook account, and Instagram account, in addition to filings made with the Securities and Exchange Commission (SEC) and public conference calls, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “explore,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these words, or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. However, not all forward-looking statements contain these identifying words. Forward-looking statements expressed or implied in this press release include, but are not limited to, statements regarding our future financial and operating performance, our reputation and performance in the market, general market trends, our estimated and projected revenue, non-GAAP income from operations and non-GAAP net income per share, shares outstanding, the benefits to customers from using our products, the expected functionality and performance of our products, our plans and objectives for future operations, growth, initiatives, or strategies, and comments made by our CEO and others. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: the extent and duration of the impact of the COVID-19 pandemic and resulting adverse conditions in the general domestic and global economic markets; the impact of the COVID-19 pandemic on our and our customers’, vendors’, and partners’ operations and future financial performance; our history of net losses; our limited operating history; risks associated with managing our rapid growth; our ability to attract and retain new customers (including new large customers); our ability to retain and upgrade paying customers and convert free customers to paying customers; our ability to effectively increase sales to large customers; problems with our internal systems, network, or data, including actual or perceived breaches or failures; rapidly evolving technological developments in the market; length of sales cycles; activities of our paying and free customers or the content of their websites and other Internet properties that use our network and products; changes in the legal, tax, and regulatory environment applicable to our business; and general market, political, economic, and business conditions. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our filings with the SEC, including our Quarterly Report on Form 10-Q filed on November 05, 2021, as well as other filings that we may make from time to time with the SEC.

The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.

About Cloudflare

Cloudflare, Inc. (www.cloudflare.com / @cloudflare) is on a mission to help build a better Internet. Cloudflare’s suite of products protect and accelerate any Internet application online without adding hardware, installing software, or changing a line of code. Internet properties powered by Cloudflare have all web traffic routed through its intelligent global network, which gets smarter with every request. As a result, they see significant improvement in performance and a decrease in spam and other attacks. Cloudflare was named to Entrepreneur Magazine’s Top Company Cultures 2018 list and ranked among the World’s Most Innovative Companies by Fast Company in 2019. Headquartered in San Francisco, CA, Cloudflare has offices in Austin, TX, Champaign, IL, New York, NY, San Jose, CA, Seattle, WA, Washington, D.C., Toronto, Lisbon, London, Munich, Paris, Beijing, Singapore, Sydney, and Tokyo.

Investor Relations Information

Jayson Noland

ir@cloudflare.com

Press Contact Information

Daniella Vallurupalli

press@cloudflare.com

Source: Cloudflare, Inc.

CLOUDFLARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

Revenue	$193,596	$125,926	$656,426	$431,059
Cost of revenue(1)(2)	42,496	29,065	147,134	101,055

Gross profit	151,100	96,861	509,292	330,004

Operating expenses:
Sales and marketing(1)	96,219	63,552	328,065	217,875
Research and development(1)(3)	61,762	34,757	189,408	127,144
General and administrative(1)(3)	34,183	23,293	119,503	91,753

Total operating expenses	192,164	121,602	636,976	436,772

Loss from operations	(41,064)	(24,741)	(127,684)	(106,768)
Non-operating income (expense):
Interest income	668	846	1,970	6,588
Interest expense(4)	(16,108)	(10,062)	(49,234)	(24,964)
Loss on extinguishment of debt	—	—	(72,234)	—
Other income (expense), net	(426)	113	(794)	171

Total non-operating income (expense), net	(15,866)	(9,103)	(120,292)	(18,205)

Loss before income taxes	(56,930)	(33,844)	(247,976)	(124,973)
Provision for (benefit from) income taxes	20,571	177	12,333	(5,603)

Net loss	$(77,501)	$(34,021)	$(260,309)	$(119,370)

Net loss per share attributable to common stockholders, basic and diluted	$(0.24)	$(0.11)	$(0.83)	$(0.40)

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	320,331	303,813	312,321	299,774

(1)	Includes stock-based compensation and related employer payroll taxes as follows:

Cost of revenue	$1,337	$478	$3,703	$1,466
Sales and marketing	10,184	5,363	32,869	17,678
Research and development	24,747	9,080	61,056	30,497
General and administrative	5,830	3,404	19,706	13,875

Total stock-based compensation and related employer payroll taxes	$42,098	$18,325	$117,334	$63,516

(2)	Includes amortization of acquired intangible assets as follows:

Cost of revenue	$846	$950	$2,946	$3,081

Total amortization of acquired intangible assets	$846	$950	$2,946	$3,081

(3)	Includes acquisition-related and other expenses as follows:

Research and development	$—	$—	$—	$5,725
General and administrative	380	—	380	554

Total acquisition-related and other expenses	$380	$—	$380	$6,279

(4)	Includes amortization of debt discounts and issuance costs as follows:

Amortization of debt discounts and issuance costs	$15,686	$8,764	$46,174	$21,629

Total amortization of debt discounts and issuance costs	$15,686	$8,764	$46,174	$21,629

CLOUDFLARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value)

(unaudited)

	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$313,777	$108,895
Available-for-sale securities	1,508,066	923,201
Accounts receivable, net	95,543	63,499
Contract assets	6,079	3,538
Restricted cash short-term	521	2,591
Prepaid expenses and other current assets	29,433	28,230

Total current assets	1,953,419	1,129,954
Property and equipment, net	183,736	123,688
Goodwill	23,530	17,167
Acquired intangible assets, net	1,254	2,800
Operating lease right-of-use assets	130,314	43,148
Deferred contract acquisition costs, noncurrent	70,320	44,176
Restricted cash	6,660	6,660
Other noncurrent assets	2,838	13,058

Total assets	$2,372,071	$1,380,651

Liabilities, Temporary Equity, and Stockholders’ Equity
Current liabilities:
Accounts payable	$26,086	$14,485
Accrued expenses and other current liabilities	38,085	20,217
Accrued compensation	65,905	25,410
Operating lease liabilities	25,175	17,717
Liability for early exercise of unvested stock options	4,651	8,603
Deferred revenue	116,546	54,945
Current portion of convertible senior notes, net	12,117	—

Total current liabilities	288,565	141,377
Convertible senior notes, net	1,146,877	383,275
Operating lease liabilities, noncurrent	109,037	27,309
Deferred revenue, noncurrent	4,680	1,891
Other noncurrent liabilities	7,114	9,859

Total liabilities	1,556,273	563,711

Temporary equity, convertible senior notes	4,439	—
Stockholders’ Equity:
Class A common stock; $0.001 par value; 2,250,000 shares authorized as of December 31, 2021 and 2020; 277,708 and 249,401 shares issued and outstanding as of December 31, 2021 and 2020, respectively	277	249
Class B common stock; $0.001 par value; 315,000 shares authorized as of December 31, 2021 and 2020; 45,904 and 59,239 shares issued and outstanding as of December 31, 2021 and 2020, respectively	44	55
Additional paid-in capital	1,494,512	1,236,993
Accumulated deficit	(680,829)	(420,520)
Accumulated other comprehensive income (loss)	(2,645)	163

Total stockholders’ equity	811,359	816,940

Total liabilities, temporary equity, and stockholders’ equity	$2,372,071	$1,380,651

CLOUDFLARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Year Ended December 31,
	2021	2020
Cash Flows From Operating Activities
Net loss	$(260,309)	$(119,370)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization expense	66,607	49,387
Non-cash operating lease costs	25,091	19,765
Amortization of deferred contract acquisition costs	29,267	17,324
Stock-based compensation expense	90,136	56,334
Amortization of debt discount and issuance costs	46,174	21,629
Net accretion of discounts and amortization of premiums on available-for-sale securities	8,357	1,642
Deferred income taxes	8,738	(6,145)
Provision for bad debt	3,804	3,368
Loss on extinguishment of debt	72,234	—
Exchange of convertible senior notes attributable to the accreted interest related to debt discount	(29,353)	—
Other	511	1
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(35,848)	(33,000)
Contract assets	(2,541)	(1,475)
Deferred contract acquisition costs	(55,411)	(36,315)
Prepaid expenses and other current assets	(2,395)	(11,634)
Other noncurrent assets	1,535	(2,268)
Accounts payable	2,462	1,690
Accrued expenses and other current liabilities	58,897	17,075
Operating lease liabilities	(23,071)	(20,718)
Deferred revenue	64,390	25,189
Other noncurrent liabilities	(4,627)	392

Net cash provided by (used in) operating activities	64,648	(17,129)

Cash Flows From Investing Activities
Purchases of property and equipment	(92,986)	(56,375)
Capitalized internal-use software	(14,752)	(18,587)
Cash paid for acquisitions, net of cash acquired	(5,605)	(13,941)
Purchases of available-for-sale securities	(1,589,265)	(1,267,015)
Sales of available-for-sale securities	25,714	—
Maturities of available-for-sale securities	967,519	840,248
Other investing activities	53	397

Net cash used in investing activities	(709,322)	(515,273)

Cash Flows From Financing Activities
Gross proceeds from issuance of convertible senior notes	1,293,750	575,000
Purchases of capped calls related to convertible senior notes	(86,293)	(67,333)
Cash consideration paid in exchange of convertible senior debt	(370,647)	—
Cash paid for issuance costs on convertible senior notes	(19,797)	(12,542)
Proceeds from the exercise of stock options	21,385	7,457
Proceeds from the early exercise of stock options	115	241
Repurchases of unvested common stock	(189)	(157)
Payments on note payable	—	(200)
Proceeds from the issuance of common stock for employee stock purchase plan	14,984	10,923
Payment of tax withholding obligation on RSU settlement	(3,634)	(8,101)
Payment of tax withholding obligation on common stock issued under employee stock purchase plan	—	(376)
Payment of indemnity holdback	(2,188)	—

Net cash provided by financing activities	847,486	504,912

Net increase (decrease) in cash, cash equivalents, and restricted cash	202,812	(27,490)
Cash, cash equivalents, and restricted cash, beginning of period	118,146	145,636

Cash, cash equivalents, and restricted cash, end of period	$320,958	$118,146

CLOUDFLARE, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Reconciliation of cost of revenue:
GAAP cost of revenue	$42,496	$29,065	$147,134	$101,055
Less: Stock-based compensation and related employer payroll taxes	(1,337)	(478)	(3,703)	(1,466)
Less: Amortization of acquired intangible assets	(846)	(950)	(2,946)	(3,081)

Non-GAAP cost of revenue	$40,313	$27,637	$140,485	$96,508

Reconciliation of gross profit:
GAAP gross profit	$151,100	$96,861	$509,292	$330,004
Add: Stock-based compensation and related employer payroll taxes	1,337	478	3,703	1,466
Add: Amortization of acquired intangible assets	846	950	2,946	3,081

Non-GAAP gross profit	$153,283	$98,289	$515,941	$334,551

GAAP gross margin	78.0%	76.9%	77.6%	76.6%
Non-GAAP gross margin	79.2%	78.1%	78.6%	77.6%
Reconciliation of operating expenses:
GAAP sales and marketing	$96,219	$63,552	$328,065	$217,875
Less: Stock-based compensation and related employer payroll taxes	(10,184)	(5,363)	(32,869)	(17,678)

Non-GAAP sales and marketing	$86,035	$58,189	$295,196	$200,197

GAAP research and development	$61,762	$34,757	$189,408	$127,144
Less: Stock-based compensation and related employer payroll taxes	(24,747)	(9,080)	(61,056)	(30,497)
Less: Acquisition-related and other expenses	—	—	—	(5,725)

Non-GAAP research and development	$37,015	$25,677	$128,352	$90,922

GAAP general and administrative	$34,183	$23,293	$119,503	$91,753
Less: Stock-based compensation and related employer payroll taxes	(5,830)	(3,404)	(19,706)	(13,875)
Less: Acquisition-related and other expenses	(380)	—	(380)	(554)

Non-GAAP general and administrative	$27,973	$19,889	$99,417	$77,324

Reconciliation of income (loss) from operations:
GAAP loss from operations	$(41,064)	$(24,741)	$(127,684)	$(106,768)
Add: Stock-based compensation and related employer payroll taxes	42,098	18,325	117,334	63,516
Add: Amortization of acquired intangible assets	846	950	2,946	3,081
Add: Acquisition-related and other expenses	380	—	380	6,279

Non-GAAP income (loss) from operations	$2,260	$(5,466)	$(7,024)	$(33,892)

GAAP operating margin	(21.2)%	(19.6)%	(19.5)%	(24.8)%
Non-GAAP operating margin	1.2%	(4.3)%	(1.1)%	(7.9)%

CLOUDFLARE, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Reconciliation of interest expense:
GAAP interest expense	$(16,108)	$(10,062)	$(49,234)	$(24,964)
Add: Amortization of debt discount and issuance costs	15,686	8,764	46,174	21,629

Non-GAAP interest expense	$(422)	$(1,298)	$(3,060)	$(3,335)

Reconciliation of loss on extinguishment of debt:
GAAP loss on extinguishment of debt	$—	$—	$(72,234)	$—
Add: Loss on extinguishment of debt	—	—	72,234	—

Non-GAAP loss on extinguishment of debt	$—	$—	$—	$—

Reconciliation of provision for (benefit from) income taxes:
GAAP provision for (benefit from) income taxes	$20,571	$177	$12,333	$(5,603)
Income tax effect of non-GAAP adjustments	(18,622)	1,466	(6,109)	10,246

Non-GAAP provision for income taxes	$1,949	$1,643	$6,224	$4,643

CLOUDFLARE, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

Reconciliation of net income (loss) and net income (loss) per share:
GAAP net loss attributable to common stockholders	(77,501)	(34,021)	(260,309)	(119,370)
Add: Stock-based compensation and related employer payroll taxes	42,098	18,325	117,334	63,516
Add: Amortization of acquired intangible assets	846	950	2,946	3,081
Add: Acquisition-related and other expenses	380	—	380	6,279
Add: Amortization of debt discount and issuance costs	15,686	8,764	46,174	21,629
Add: Loss on extinguishment of debt	—	—	72,234	—
Income tax effect of non-GAAP adjustments(1)	18,622	(1,466)	6,109	(10,246)

Non-GAAP net income (loss)	$131	$(7,448)	$(15,132)	$(35,111)

GAAP net loss per share, basic	$(0.24)	$(0.11)	$(0.83)	$(0.40)

GAAP net loss per share, diluted	$(0.24)	$(0.11)	$(0.83)	$(0.40)
Add: Stock-based compensation and related employer payroll taxes	0.13	0.06	0.38	0.21
Add: Amortization of acquired intangible assets	—	—	—	0.01
Add: Acquisition-related and other expenses	—	—	—	0.02
Add: Amortization of debt discount and issuance costs	0.05	0.03	0.15	0.07
Add: Loss on extinguishment of debt	—	—	0.23	—
Income tax effect of non-GAAP adjustments(1)	0.06	—	0.02	(0.03)

Non-GAAP net income (loss) per share, diluted(2)(3)	$0.00	$(0.02)	$(0.05)	$(0.12)

Weighted-average shares used in computing net income (loss) per share attributable to common stockholders, basic	320,331	303,813	312,321	299,774
Weighted-average shares used in computing non-GAAP net income (loss) per share attributable to common stockholders, diluted(3)	345,838	303,813	312,321	299,774

(1)	Non-GAAP adjustment for Q1’20 includes $0.7 million of income tax benefit from valuation allowance release as a result of the S2 Systems Corporation acquisition.
(2)	Totals may not sum due to rounding. Figures are calculated based upon the respective underlying non-rounded data.
(3)

For the period in which we had non-GAAP net income, diluted non-GAAP net income per share is calculated using weighted-average shares, adjusted for dilutive potential shares that were assumed outstanding during period.

CLOUDFLARE, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,

	2021	2020	2021	2020

Free cash flow
Net cash provided by (used in) operating activities	$40,617	$(8,813)	$64,648	$(17,129)
Less: Purchases of property and equipment	(28,334)	(10,413)	(92,986)	(56,375)
Less: Capitalized internal-use software	(3,647)	(4,254)	(14,752)	(18,587)

Free cash flow	$8,636	$(23,480)	$(43,090)	$(92,091)

Net cash provided used in investing activities	$(354,795)	$(579)	$(709,322)	$(515,273)
Net cash provided by financing activities	$9,774	$6,732	$847,486	$504,912
Net cash provided by (used in) operating activities (percentage of revenue)	21%	(7)%	10%	(4)%
Less: Purchases of property and equipment (percentage of revenue)	(15)%	(8)%	(14)%	(13)%
Less: Capitalized internal-use software (percentage of revenue)	(2)%	(4)%	(2)%	(4)%

Free cash flow margin(1)	4%	(19)%	(7)%	(21)%

(1)	Totals may not sum due to rounding. Figures are calculated based upon the respective underlying non-rounded data.

Explanation of Non-GAAP Financial Measures

In addition to our results determined in accordance with generally accepted accounting principles in the United States (U.S. GAAP), we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In particular, free cash flow is not a substitute for cash provided by (used in) operating activities. Additionally, the utility of free cash flow as a measure of our liquidity is further limited as it does not represent the total increase or decrease in our cash balance for a given period. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation is provided above for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with U.S. GAAP. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Expenses Excluded from Non-GAAP Measures. We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. We exclude employer payroll tax expenses related to stock-based compensation which is a cash expense, from certain of our non-GAAP financial measures because such expenses are dependent on the price of our common stock and other factors that are beyond our control and do not correlate to the operation of our business. We exclude amortization of acquired intangible assets, which is a non-cash expense, related to business combinations from certain of our non-GAAP financial measures because such expenses are related to business combinations and have no direct correlation to the operation of our business. We exclude acquisition-related and other expenses from certain of our non-GAAP financial measures because such expenses are related to business combinations and have no direct correlation to the operation of our business. Acquisition-related and other expenses can be cash or non-cash expenses and include third-party transaction costs and compensation expense for key acquired personnel. We exclude amortization of debt discount and issuance costs, which is a non-cash expense, from certain of our non-GAAP financial measures because such expenses have no direct correlation to the operation of our business.

Non-GAAP Gross Profit and Non-GAAP Gross Margin. We define non-GAAP gross profit and non-GAAP gross margin as U.S. GAAP gross profit and U.S. GAAP gross margin, respectively, excluding stock-based compensation and related employer payroll taxes and amortization of acquired intangible assets.

Non-GAAP Income (Loss) from Operations and Non-GAAP Operating Margin. We define non-GAAP income (loss) from operations and non-GAAP operating margin as U.S. GAAP loss from operations and U.S. GAAP operating margin, respectively, excluding stock-based compensation and related employer payroll taxes, amortization of acquired intangible assets, and acquisition-related and other expenses.

Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per Share, Diluted. We define non-GAAP net income (loss) as GAAP net income (loss) adjusted for stock-based compensation and related employer payroll taxes, amortization of acquired intangible assets, acquisition-related and other expenses, loss on extinguishment of debt, and a non-GAAP provision for (benefit from) income taxes. Generally, the difference between our GAAP and non-GAAP income tax expense (benefit) is primarily due to adjustments in stock-based compensation and related employer payroll taxes, amortization of acquired intangibles associated with business combinations, acquisition-related and other expenses, and amortization of debt discount and issuance costs. We define non-GAAP net loss per share, diluted, as non-GAAP net loss divided by the weighted-average common shares outstanding. Calculation of non-GAAP net loss per share, diluted excludes all potentially dilutive securities as their effect is antidilutive. We define non-GAAP net income per share, diluted, as non-GAAP net income divided by the weighted-average common shares outstanding, adjusted for dilutive potential shares that were assumed outstanding during period. Currently, potential dilutive effect mainly consists of employee equity incentive plans and convertible senior notes. We believe that excluding these items from non-GAAP net income (loss) per share, diluted, provides management and investors with greater visibility into the underlying performance of our core business operating results.

Free Cash Flow and Free Cash Flow Margin. Free cash flow is a non-GAAP financial measure that we calculate as net cash provided by (used in) operating activities less cash used for purchases of property and equipment and capitalized internal-use software. Free cash flow margin is calculated as free cash flow divided by revenue. We believe that free cash flow and free cash flow margin are useful indicators of liquidity that provide information to management and investors about the amount of cash generated from our operations that, after the investments in property and equipment and capitalized internal-use software, can be used for strategic initiatives, including investing in our business, and strengthening our financial position. We believe that historical and future trends in free cash flow and free cash flow margin, even if negative, provide useful information about the amount of cash generated (or consumed) by our operating activities that is available (or not available) to be used for strategic initiatives. For example, if free cash flow is negative, we may need to access cash reserves or other sources of capital to invest in strategic initiatives. One limitation of free cash flow and free cash flow margin is that they do not reflect our future contractual commitments. Additionally, free cash flow does not represent the total increase or decrease in our cash balance for a given period.